Exhibit 99.1

DTE Energy announces strategic sale of its non-utility DTE Vantage business; reports third quarter accomplishments including advancing data center growth that delivers unprecedented customer affordability benefits and filing long-term generation plan

•Announced strategic sale of the non-utility DTE Vantage business, advancing DTE’s long-term strategy and continued focus on customer affordability
•Google data center contracts approved, advancing responsible data center growth that delivers unprecedented affordability benefits to existing customers
•Continued substantial investment to improve reliability, support cleaner generation; on track to invest $6.1 billion into its utilities in 2026
•Filed Integrated Resource Plan for future power generation
•Expanded Michigan-made renewable energy, completing Cold Creek Solar Park
•Delivered progress toward a cleaner, more reliable and affordable energy future

DETROIT, Nov. 5, 2026 — DTE Energy (NYSE: DTE) has entered into an agreement to sell its non-utility DTE Vantage business1 for approximately $3 billion to institutional investors advised by the Global Infrastructure group at J.P. Morgan Asset Management, with the sale expected to close in the first half of 2027. The transaction advances DTE’s long-term strategy and continued focus on customer affordability, while strengthening its ability to make significant utility investments that deliver affordable, clean and reliable energy for the customers and communities it serves. It supports a substantial increase in investment in the electric and gas utilities, which will total approximately $44 billion of customer-focused capital planned over the next five years. This includes investment to serve growing data center demand, which provides significant affordability benefits for existing customers.

The company has invested nearly $4.1 billion in its utilities through the third quarter of 2026 and remains on track to invest $6.1 billion this year as part of its long-term plan to meet Michigan’s growing energy needs. The capital investments are strengthening and modernizing the company’s electric and natural gas systems and supporting the transition to cleaner power generation, helping deliver safer, cleaner, more reliable and more affordable energy for customers today while preparing Michigan’s energy infrastructure for continued growth.

The company also reported third quarter earnings of $470 million or $2.25 per diluted share, compared with $419 million, or $2.01 per diluted share in 2025. Operating earnings for the third quarter 2026 were $481 million, or $2.30 per diluted share, compared with 2025 operating earnings of $468 million, or $2.25 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“DTE Vantage has been a strong non-utility business and valued part of DTE Energy for more than 30 years,” said Joi Harris, DTE president and CEO. “This transaction advances our strategy to focus our resources on our regulated electric and gas utilities, where we see significant opportunities to invest on behalf of customers and communities. The sale supports our plan to deliver meaningful affordability benefits for customers, strengthens our ability to execute a substantial utility investment plan and positions DTE as a high-growth, premium utility with a stronger long-term outlook.”

Harris noted the following accomplishments:

•Advanced responsible data center growth that delivers unprecedented affordability benefits to existing customers: Following the Michigan Public Service Commission’s approval of DTE’s energy contracts with Google for its planned data center in Van Buren Township, DTE is moving forward to serve two hyperscale data center customers in Michigan. These agreements are expected to deliver significant affordability benefits for DTE customers, with data centers covering the full cost of the energy and grid investments needed to serve them, while contributing billions of dollars to the electric system through 2045. These contributions will help reduce the amount needed from existing customers while supporting economic growth and cleaner energy. Michigan is uniquely positioned to lead the country in responsible data center development, supported by strong regulatory oversight, clear laws and additional safeguards in DTE’s service contracts that protect customers.

•Filed Integrated Resource Plan for future power generation: DTE Electric filed its 20-year plan with the Michigan Public Service Commission to deliver reliable and cleaner energy, while keeping customer bills as low as possible. Shaped by extensive customer input, the Integrated Resource Plan calls for a balanced mix of renewable energy, energy storage, nuclear and natural gas. It also maintains DTE’s commitment to end coal use in 2032, reduces carbon dioxide emissions by 84% and is projected to cost $3.5 billion less than the company’s previous IRP.

•Partnered with Ford Motor Company to expand Michigan-made renewable energy: Through Ford's participation in DTE's MIGreenPower program, DTE completed the 100-megawatt Cold Creek Solar Park near Coldwater, advancing Ford’s goal to assemble every vehicle made in Michigan with the equivalent of 100% carbon-free electricity by the end of 2027, while creating local jobs, generating tax revenue for the host community and bringing more Michigan-made renewable energy to the grid.

•Delivered progress toward a cleaner, more reliable and affordable energy future: DTE’s 2025 Sustainability Report details the company’s work to strengthen the grid, expand renewable energy and support customers and communities. At year-end 2025, DTE operated 20 wind parks and 34 solar parks, generating enough energy to power more than 900,000 homes. The company also kept customer bills below regional and national averages and connected customers with nearly $125 million in energy assistance.

Outlook for 2026 and 2027

DTE Energy confirms 2026 operating EPS guidance of $7.59 to $7.73. DTE Energy also provided a 2027 operating EPS pro forma baseline2 range of $7.59 - $7.73, which reflects the DTE Vantage asset sale.

“Strong financial performance through the third quarter of 2026 positions us to continue investing in Michigan’s energy infrastructure while delivering long-term value for our customers, communities and shareholders,” said David Ruud, DTE vice chairman and CFO.

Advisors to DTE Vantage Transaction Lazard is acting as exclusive financial advisor to DTE Energy, and Kirkland & Ellis LLP is acting as legal advisor to DTE Energy.

Footnote (1): Includes the sale of primarily all DTE Vantage assets, except EES Coke Footnote (2): Reflective of closing the Vantage transaction by year-end 2026 and is subject to change based on impacts from discontinued operations, actual closing timing and the timing of deployment of sale proceeds

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: +1 (833) 461-5787. The telephone dial-in international toll is: +1 (585) 542-9983. The passcode is 124513161. The webcast will be archived on the DTE Energy website at dteenergy.com/investors.

About DTE Energy
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.4 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/DTE_Energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2026 and 2027 operating earnings guidance. It is likely that certain items that impact the company's 2026 and 2027 reported results will be excluded from operating results. Reconciliations to the comparable 2026 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; uncertainty regarding regulatory approvals and other closing conditions for the sale of DTE Vantage assets and operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce or increase power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation, tariffs, and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of generation and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Dan Miner, DTE Energy: (313) 235-5555

For further information, analysts may call:
Matt Krupinski, DTE Energy: (313) 235-6649
John Dermody, DTE Energy: (313) 235-8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric segment	$468	$—		$—	$468	$506	$47	B	$(12)		$541

DTE Gas segment	(30)	—		—	(30)	(38)	—		—		(38)

Non-utility operations
DTE Vantage segment	110	—		—	110	33	8	C	—		41

Energy Trading segment	23	15	A	(4)	34	33	(14)	A	4		23

Non-utility operations	133	15		(4)	144	66	(6)		4		64

Corporate and Other	(101)	—		—	(101)	(115)	—		16	D	(99)

Net Income Attributable to DTE Energy Company	$470	$15		$(4)	$481	$419	$41		$8		$468

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
B) Revision in Asset retirement obligations associated with the License Termination Plan for the final decommissioning of Fermi 1 — recorded in Operating Expenses — Assets (gains) losses and impairments, net
C) Estimated litigation outcome regarding EES Coke Battery — recorded in Operating Expenses — Operation and maintenance
D) Adjustment to Income Tax Expense due to the One Big Beautiful Bill Act and its impact to the charitable contribution valuation allowance

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended September 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric segment	$2.24	$—		$—	$2.24	$2.44	$0.22	B	$(0.06)		$2.60

DTE Gas segment	(0.14)	—		—	(0.14)	(0.18)	—		—		(0.18)

Non-utility operations
DTE Vantage segment	0.53	—		—	0.53	0.16	0.03	C	—		0.19

Energy Trading segment	0.11	0.07	A	(0.02)	0.16	0.14	(0.04)	A	0.01		0.11

Non-utility operations	0.64	0.07		(0.02)	0.69	0.30	(0.01)		0.01		0.30

Corporate and Other	(0.49)	—		—	(0.49)	(0.55)	—		0.08	D	(0.47)

Net Income Attributable to DTE Energy Company	$2.25	$0.07		$(0.02)	$2.30	$2.01	$0.21		$0.03		$2.25

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric segment	$956	$—		$—	956	$947	$33	C	$(9)		$1,006
		—		—			47	D	(12)

DTE Gas segment	176	—		—	176	174	—		—		174

Non-utility operations
DTE Vantage segment	96	112	A	(5)	203	103	8	E	—		111

Energy Trading segment	(6)	75	B	(19)	50	84	(4)	B	1		81

Non-utility operations	90	187		(24)	253	187	4		1		192

Corporate and Other	(223)	—		—	(223)	(215)	—		14	F	(185)
		—		—		—	—		16	G

Net Income Attributable to DTE Energy Company	$999	$187		$(24)	$1,162	$1,093	$84		$10		$1,187

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Adjustment to legal reserve relating to EES Coke Battery — recorded in Operating Expenses — Operation and maintenance
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
C) MPSC disallowance of power supply costs previously recorded — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions
D) Revision in Asset retirement obligations associated with the License Termination Plan for the final decommissioning of Fermi 1 — records in Operating Expenses — Asset (gains) losses and impairments, net
E) Estimated litigation outcome regarding EES Coke Battery — recorded in Operating Expenses — Operation and maintenance
F) Adjustment to Income Tax Expense due to a tax law change in Illinois
G) Adjustments to Income Tax Expense due to the One Big Beautiful Bill Act and its impact to the charitable contribution valuation allowance

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Nine Months Ended September 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric segment	$4.58	$—		$—	$4.58	$4.56	$0.16	C	$(0.04)		$4.84
		—		—			0.22	D	(0.06)

DTE Gas segment	0.85	—		—	0.85	0.84	—		—		0.84

Non-utility operations
DTE Vantage segment	0.46	0.53	A	(0.02)	0.97	0.50	0.03	E	—		0.53

Energy Trading segment	(0.03)	0.37	B	(0.09)	0.25	0.40	(0.01)	B	—		0.39

Non-utility operations	0.43	0.90		(0.11)	1.22	0.90	0.02		—		0.92

Corporate and Other	(1.07)	—		—	(1.07)	(1.04)	—		0.07	F	(0.89)
		—		—		—	—		0.08	G

Net Income Attributable to DTE Energy Company	$4.79	$0.90		$(0.11)	$5.58	$5.26	$0.40		$0.05		$5.71

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page